CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-257981, 333-270531, 333-271659, and 333-277599) and Form S-3 (No. 333-276081) of Rapid Micro Biosystems, Inc. of our report dated February 28, 2025 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 28, 2025
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